UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 15, 2012 (March 13, 2012)

Date of Report (Date of earliest event reported)

FX ALLIANCE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35423	20-5845576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

909 Third Avenue, 10th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 268-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, the Board of Directors (the “Board”) of FX Alliance Inc. (the “Company”) adopted  resolutions that, among other things,  increased the size of the Board to eight members to be comprised of two Class I Directors, three Class II directors and three Class III directors.  Effective March 13, 2012, the Board appointed Carolyn Christie, Kathleen Casey, Peter Tomozawa and James Fox to serve as members of the Company’s Board to fill vacancies and the new position created by the increase in the size of the Board.  The Board has appointed Ms. Christie to serve as a Class I director, whose term will expire at the 2012 Annual Meeting of Shareholders, Ms.Casey and Mr. Tomozawa to serve as Class II directors, whose terms will expire at the 2013 Annual Meeting of Shareholders, and Mr. Fox to serve as a Class III director, whose term will expire at the 2014 Annual Meeting of Shareholders.  In addition to their appointment to the Board, the Board also determined that John Rosenberg, Robert Trudeau and each of the new directors are independent directors as defined by Section 303A of the New York Stock Exchange Listed Company Manual and by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The background of each of the new directors is as follows:

Carolyn Christie: Ms. Christie has served as the Chief Operating Officer of Pareto Investment Management Limited since October 2004.  Ms. Christie has various functions reporting to her, including Trading, Investment Operations, Technology, Credit and Legal and Risk, as well as having internal oversight of the Compliance, Finance and HR teams.  Ms. Christie joined Pareto at its inception in 1991, and in 1994 she became head of the Trading team and was involved in the early adoption of electronic trading at Pareto.  Prior to joining Pareto, Ms. Christie had worked for Chase Manhattan Bank in its Swaps Group with specific responsibilities for currency hedging. Prior to joining Chase, Ms. Christie worked with Robert Fraser and Partners Ltd, a small investment bank. Ms. Christie is currently also a Director of Pareto Investment Management Limited and sits on various internal Committees including the Risk & Compliance and Credit Committees.  She earned her B.A. degree with honors in French from Bristol University in 1981.  We believe that Ms Christie’s qualifications to serve on the board of directors include her significant and extensive experience in the finance industry, her knowledge gained from being an early adopter of electronic trading, and the perspective she brings by virtue of being a user of the Company’s system.

Kathleen Casey:  Ms. Casey has served as a Senior Advisor to Potomak Global Partners in Washington, D.C. since February 2012. Previously, Ms. Casey served as a Commissioner with the U.S. Securities and Exchange Commission, completing her five-year term in August 2011.  Prior to being appointed Commissioner, she spent 13 years on Capitol Hill. From 2003 to 2006, she served as Staff Director and Counsel of the U.S. Senate Banking, Housing, and Urban Affairs Committee.  From 1996 to 2003, Ms. Casey served in a series of senior advisory roles to U.S. Senator Richard Shelby (R-AL), first as Legislative Director and then Chief of Staff. From 1994 to 1996, Ms. Casey served as Staff Director of the Subcommittee on Financial Institutions and Regulatory Relief on the Senate Banking Committee and as Legislative Assistant from 1993 to 1994, during which she was responsible for handling tax, budget, and finance policy matters.  Ms. Casey is a member of the State of Virginia and District of Columbia bars, is an Adjunct Professor at George Mason University School of Law, a Distinguished Policy Fellow at the Center for Financial Markets and Policy at Georgetown University’s McDonough School of Business, and a member of the Library of Congress Trust Fund Board, the Public Company Accounting Oversight Board Advisory Council and the Federal Bar Association Securities Law Section Executive Council.  She received her J.D. from George Mason University School of Law in 1993, and her B.A. in International Politics from Pennsylvania State University in 1988.  We believe that Ms. Casey’s qualifications to serve on the board of directors include her nearly two decades of experience in senior government regulatory and policy roles as well as her significant and extensive experience in contributing to the regulation of the financial services industry.

Peter Tomozawa:  Mr. Tomozawa retired from Goldman Sachs & Company as a Participating Managing Director in July 2010, having spent his entire 17-year financial market career at Goldman.  He was named a Managing Director in 2000 and a Partner in 2006. From 2004 to 2010, Mr. Tomozawa was Global Head of Foreign Exchange Sales and managed the distribution of FX products through the New York, London, Tokyo and Hong Kong offices. He was also responsible for the product management and distribution of the firm’s FX electronic trading platform. Mr. Tomozawa served on Goldman’s Credit Policy Committee. He was a board member of CLSAS, a foreign exchange trade aggregation service company, and a member of the Federal Reserve Bank FXC (Foreign Exchange Committee), where he helped draft the 2008 update and revisions to the “Guidelines for Foreign Exchange Trading Activities” document. Prior to investment banking, Mr. Tomozawa worked in the technology industry working at IBM after college and at a computer software start up firm before attending business school. Mr. Tomozawa earned a Bachelor of Science degree in Industrial and Operations Engineering from the University of Michigan in 1983 and a Masters in Business Administration degree in Finance from the Wharton School of the University of Pennsylvania in 1993.  We believe Mr. Tomozawa’s qualifications to serve on our board of directors include his experience in the investment industry and with electronic trading, particularly in the foreign currency markets, and the value he brings by virtue of having overseen the use of the Company’s system from a liquidity provider’s perspective.

James L. Fox: Mr. Fox has served as Chairman of FundQuest, Inc., subsidiary of BNP Paribas Investment Partners from September 2010 through December 2011 (when it was acquired by Envestnet, Inc.).  Prior to his appointment as Chairman, Mr. Fox served as  President and CEO of FundQuest from October 2005 to September 2010.  Prior to joining FundQuest, Mr. Fox served as the Executive Vice President and Chief Financial Officer of The BISYS Group, Inc. from September 2003 to October 2005. Prior to joining BISYS, Mr. Fox served as President and CEO of govONE Solutions, an electronic government payments services provider, and subsidiary of First Data Corporation. He also served as the Chief Financial Officer of Gomez, Inc. and the General Manager of the Professional Services Division. Other leadership roles in Mr. Fox’s career include Vice Chairman of PFPC Worldwide, Inc., a mutual fund services company of PNC Financial Services Group, Inc., where he also served as a member of the Board of Directors, President and CEO of Fist Data Investor Services Group and President of Distribution Management Services, Inc. Mr. Fox is currently a member of the board of directors of Pegasus Solutions, Inc. and has previously served as a board member of several private companies.  He participated in the Advanced Management Program at the Wharton School of the University of Pennsylvania in 1996, he earned his M.B.A. in Finance from Suffolk University in 1980, and his B.A. in Economics from the State University of New York in 1973.  We believe Mr. Fox’s qualifications to serve on our board of directors include his extensive experience in the business and financial services industry, financial reporting and his knowledge gained from service on the boards of various other companies.

The Board also removed all current members of the Audit, Compensation and Nominating and Corporate Governance committees and made new appointments.  The membership of each of the Board committees is now as follows:

Audit Committee

1.              James Fox (Chairman and financial expert)

2.              Kathleen Casey

3.              Carolyn Christie

4.              John Rosenberg

Compensation Committee

1.              Robert Trudeau (Chairman)

2.              Gerald Putnam Jr.

3.              Peter Tomozawa

Nominating and Corporate Governance Committee

1.              Carolyn Christie (Chairman)

2.              Robert Trudeau

3.              Gerald Putnam Jr.

Each of the new directors will receive the standard compensation for service on the Board, which currently consists of an annual fee of $50,000.  Mr. Fox, Mr. Trudeau and Ms. Christie each will receive an additional annual fee of $10,000 for serving as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively.  Non-chair committee members will receive an additional annual fee of $5,000 for each committee on which they serve.  Additionally, all members of the Board are eligible to receive an annual grant of restricted stock in an amount equal to $50,000, based on the fair value of shares of the Company’s Common Stock, par value $0.001 per share, pursuant to the Company’s 2012 Equity Incentive Plan.  The Company and each of the new directors will also enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.9 to the Company’s Amendment to its Registration Statement on Form S-1/A filed on February 7, 2012 and which is incorporated herein by reference.

A copy of the press release relating to the appointment of directors is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ALLIANCE INC.

Dated: March 15, 2012	By:	/s/ Philip Z. Weisberg
Philip Z. Weisberg
Chief Executive Officer